Exhibit 99.1

Nightfood Holdings Acquires CoWoS Automated Optical Inspection Technology; Targets Initial Shipments in Fourth Quarter 2026

Company targets $1.5–$2.25 million in monthly sales and plans to open a 20,000-square-foot Taiwan facility within a month.

LOS ANGELES, Oct. 22, 2026 (GLOBE NEWSWIRE) — via IBN — Nightfood Holdings, Inc. (OTCQB: NGTFD) (“Nightfood” or the “Company”), doing business as TechForce Robotics, today announced that it has acquired specified technology, designs and know-how for automated optical inspection (“AOI”) machines used in chip-on-wafer-on-substrate (“CoWoS”) advanced semiconductor packaging. The acquisition from Jun Long Machine Industrial Co., Ltd., based in Taichung, Taiwan, closed on October 19, 2026.

Nightfood will license the acquired technology exclusively to its wholly owned subsidiary, TechForce Advanced Manufacturing Inc. (“TAMI”), which plans to manufacture and sell equipment incorporating the technology.

Commercialization Plan

The Company’s current commercialization objectives include:

●	Initial sales and shipments beginning in late November or early December 2026, subject to production readiness at a planned new 20,000-square-foot manufacturing facility in Taiwan, customer requirements and applicable regulatory compliance.

●	An initial production pace of approximately 10 to 15 units per month, with potential monthly sales of approximately $1.5 million to $2.25 million, assuming those units are sold and delivered at an estimated average selling price of approximately $150,000 per unit. Management’s pricing assumption reflects its assessment of current market pricing for comparable equipment.

●	A subsequent ramp toward approximately 30 units per month, subject to customer demand, financing, facility readiness, staffing and component availability.

These figures represent management’s operating targets rather than confirmed orders or guaranteed revenue. Actual sales will depend on product configurations, negotiated pricing, customer orders, delivery schedules and any applicable installation or acceptance requirements. Revenue will be recognized in accordance with U.S. generally accepted accounting principles. The monthly sales target does not represent a forecast for the first partial month of shipments.

“We believe demand for advanced packaging supporting AI chips creates an opportunity for inspection equipment that can meet evolving manufacturing requirements,” said Jimmy Chan, Chief Executive Officer of Nightfood Holdings. “This acquisition gives us a foundation of designs and technical know-how to pursue that opportunity. Our focus now is preparing production, securing customer orders and delivering our first units.”

About Nightfood Holdings, Inc. (d/b/a TechForce Robotics)

Nightfood Holdings, Inc., doing business as TechForce Robotics, is an advanced robotics and automation company focused on delivering intelligent, scalable solutions for industrial and commercial applications. The Company integrates robotics, artificial intelligence and software-driven systems to optimize operations, improve efficiency and enable next-generation automation.

TechForce Robotics partners with organizations to design and deploy customized robotic solutions that address evolving operational requirements.

Learn more: www.techforcerobotics.com

About TechForce Advanced Manufacturing

TechForce Advanced Manufacturing, Inc. is a Nevada corporation formed to develop, manufacture, commercialize, install and support semiconductor automation and inspection systems. Its initial focus is expanding Wafer Sorter and AOI production for wafer-based semiconductor and CoWoS-related advanced-packaging applications, while pursuing future applications supporting emerging Chip-on-Panel-on-Substrate (“CoPoS”) manufacturing processes.

Forward-Looking Statements

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” “will” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties, and actual results may differ materially. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Investors are encouraged to review the Company’s filings with the Securities and Exchange Commission for additional information.

Readers should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investor Relations, Media Relations and Corporate Communications

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